EXHIBIT 4.2


================================================================================


                       PPL ELECTRIC UTILITIES CORPORATION


                                       TO


                            THE CHASE MANHATTAN BANK,
                                     TRUSTEE


                          -----------------------------


                          SUPPLEMENTAL INDENTURE NO. 1
                           DATED AS OF AUGUST 1, 2001


                          -----------------------------


                          SUPPLEMENTAL TO THE INDENTURE
                           DATED AS OF AUGUST 1, 2001


                          -----------------------------


                              ESTABLISHING TERMS OF

                   SENIOR SECURED BONDS, 57/8% SERIES DUE 2007
                   SENIOR SECURED BONDS, 61/4% SERIES DUE 2009


================================================================================

                          SUPPLEMENTAL INDENTURE NO. 1

     SUPPLEMENTAL INDENTURE No. 1, dated as of the 1st day of August, 2001 made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, whose address is 450 West 33rd Street, 15th Floor, New York, New York 10001 (hereinafter sometimes called the "Trustee"), as Trustee under the Indenture, dated as of August 1, 2001 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 1 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereafter sometimes collectively called the "Indenture."

                             RECITALS OF THE COMPANY

     The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

     Pursuant to Article Four of the Original Indenture, the Company has established a first series of Securities, such series of Securities to be hereinafter sometimes called "Securities of the First Series," and a second series of Securities, such series of Securities to be hereinafter sometimes called "Securities of the Second Series."

     As contemplated in Article Four and Section 301 of the Original Indenture, the Company wishes to establish the designation and certain terms of the Securities of the First Series. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the designation and certain terms of the Securities of the First Series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company, and to make the Securities of the First Series valid obligations of the Company, have been performed.

     As contemplated in Article Four and Section 301 of the Original Indenture, the Company wishes to establish the designation and certain terms of the Securities of the Second Series. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the designation and certain terms of the Securities of the Second Series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company, and to make the Securities of the Second Series valid obligations of the Company, have been performed.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of the First Series and the Holders of the Securities of the Second Series, as follows:

                                  ARTICLE ONE.

                           FIRST SERIES OF SECURITIES

     SECTION 101. The Securities of the First Series shall be designated Senior Secured Bonds, 57/8% Series due 2007, and shall have the terms provided therefor in this Article One of this Supplemental Indenture No. 1, shall be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $300,000,000, and shall have such terms as are hereby established for such Securities of the First Series as contemplated in Article Four and Section 301 of the Original Indenture. The form or forms and additional terms of the Securities of the First Series shall be established in an Officer's Certificate of the Company, as contemplated by Article Four and Section 301 of the Original Indenture.

     SECTION 102. COVENANTS.

     So long as any Securities of the First Series shall remain Outstanding, each of the following shall be an additional covenant of the Company under the
Indenture:

          (a) The Company shall not declare any dividends on its shares of common stock or commit to make any other distribution on its shares of common stock (other than dividends and distributions payable in shares of its common stock), or purchase or redeem any shares of its common stock, other than with the proceeds of additional common stock financing (each such payment or distribution or purchase, a "Restricted Payment"), if and for so long as the average of the Interest Coverage Ratios for the four most recently ended fiscal quarters immediately preceding the date of declaration of any such Restricted Payment falls below 1.5. The Company shall not declare any cash dividend on shares of its common stock, or otherwise commit to making any other Restricted Payment, unless such dividend or other Restricted Payment is payable within 120 days of the date of declaration or other commitment.

          (b) If the Company receives a Dividend Notice from the Independent Administrator, the Company shall not make any Restricted Payment until such time as the Company has delivered to the Independent Administrator an Exceptions Opinion, a Materiality Certificate, or a Correction Notice (in each case, as such terms are defined in the Compliance Administration Agreement), as contemplated by Section 10(d) of the Compliance Administration Agreement.

          (c) If and for so long as the average of the Interest Coverage Ratios for the four consecutive fiscal quarters immediately preceding any date of determination falls below 1.5, the Company shall initiate a filing for rate relief with the Pennsylvania Public Utility Commission ("PUC") within 90 days, unless the Company is not eligible for such rate relief under applicable law, regulation or orders or policies of the PUC then in effect.

          (d) The Company will not issue additional Securities (other than (i) Securities issued to refund Outstanding Securities, outstanding bonds issued under the PPL 1945 Mortgage, or any other Class A Bonds and (ii) Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 506 or 1306 of the Indenture), unless the Company shall have received Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the issuance of such additional Securities will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the First Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

          (e) The Company shall not, subject to the requirements of applicable law, regulation and policies of applicable regulatory bodies, engage in any business, either directly or through subsidiaries of the Company, other than its electric transmission and distribution businesses and businesses related to or arising out of the electric transmission and distribution businesses.

          (f) The Company will not consolidate with or merge with or into, or convey or otherwise transfer, or lease, as or substantially as an entirety, its Electric Utility Property to any Person, unless:

               (i) the provisions of Section 1201 of the Indenture are complied with;

               (ii) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Successor Company, as the case may be, is not less than that of the Company immediately prior to the transaction; and

               (iii) the Company shall have received Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the merger, consolidation or other transaction will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the First Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

          (g) The Company will not acquire tangible electric transmission and distribution assets of any other electric transmission and distribution company having a value in excess of 20% of the total assets of the Company and its consolidated subsidiaries as shown on the Company's most recent audited consolidated balance sheet unless the Company shall have received Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the acquisition will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the First Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

          (h) After the date of the first authentication of Securities of the First Series, the Company shall not issue additional Class A Bonds under the PPL 1945 Mortgage except for Class A Bonds (i) to replace mutilated, destroyed, lost or stolen Class A Bonds of the same series or to effect transfers, exchanges, or partial redemptions, payments or retirements of Class A Bonds; (ii) to be delivered to the Trustee under the Indenture; or (iii) to refund or refinance outstanding Class A Bonds.

          (i) The Securities of the First Series shall have the benefit of the covenant of the Company contained in Section 707 of the Indenture.

          (j) The Company will comply in all material respects with Articles X and XI of its Amended and Restated Articles of Incorporation and Article IX of its Bylaws, in each case as such documents may be amended from time to time in accordance with the terms thereof.

          (k) The Company will not solicit its affiliates to obtain, or accept from any of its affiliates, any guarantee by such affiliate of any obligation of the Company.

          (l) The Company shall notify the Holders of the Securities of the First Series of the discharge of the Lien of the Indenture pursuant to Section 1811 of the Original Indenture promptly after the recording of the instruments of discharge executed by the Trustee.

     SECTION 103. RELEASE OF MORTGAGED PROPERTY.

     So long as any Securities of the First Series shall remain Outstanding, any Officer's Certificate delivered pursuant to Section 1803(c) of the Original Indenture shall also state that (except in any case where a Governmental Authority has lawfully ordered the Company to divest itself of such property) such release is, in the judgment of the signers, desirable in the conduct of the business of the Company.

     SECTION 104. ADDITIONAL CONDITION TO RELEASE DATE.

     So long as any Securities of the First Series shall remain Outstanding, it shall be a condition to the occurrence of the Release Date under Section 1811 of the Original Indenture, that the Company deliver to the Trustee Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the discharge of the Lien of the Indenture will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the First Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

     SECTION 105. EVENTS OF DEFAULT.

     So long as any Securities of the First Series shall remain Outstanding, the occurrence and continuation of the following shall be an additional Event of Default under the Indenture: the Trustee shall receive a Noncompliance Notice from the Independent Administrator under the Compliance Administration Agreement, unless and until the Independent Administrator shall have informed the Trustee that such Noncompliance Notice is no longer in effect.

     In the absence of actual receipt of a Noncompliance Notice as provided in this Section 105, nothing herein shall be deemed to charge the Trustee with knowledge of any failure by the Company or the Independent Administrator to comply with the Compliance Administration Agreement, or with any duty to inquire as to the Company's or the Independent Administrator's compliance therewith.

     SECTION 106. DEFINITIONS.  For purposes of this Article One,

     "COMPLIANCE ADMINISTRATION AGREEMENT" shall mean that Compliance Administration Agreement between the Company and Global Securitization Services, LLC, as Independent Administrator as such agreement shall be amended from time to time.

     "CONSOLIDATED NET WORTH" shall mean, with respect to any Person, the excess of such Person's consolidated assets over its consolidated liabilities, determined in accordance with generally accepted accounting principles;

     "DIVIDEND NOTICE" shall mean a notice from the Independent Administrator as contemplated by Section 10(d) of the Compliance Administration Agreement.

     "FUNDS FROM OPERATION" means for any period with respect to the Company and its consolidated subsidiaries, the aggregate amount of consolidated net income of the Company and its consolidated subsidiaries (x) plus deferred income taxes, depreciation and amortization expense, preferred dividends, extraordinary expense items, any non-recurring or non-cash charges to net income (whether or not an extraordinary item) and any expense associated with intangible transition charges, and (y) minus any deferred investment tax credit, any extraordinary revenue items and any income associated with intangible transition charges, all computed in accordance with generally accepted accounting principles in effect on the date of original issue of the Securities of the First Series;

     "GROSS INTEREST EXPENSE" means for any period, the interest expense on indebtedness of the Company and its consolidated subsidiaries minus any interest expense associated with intangible transition debt;

     "INDEPENDENT ADMINISTRATOR" shall mean, initially, Global Securitization Services, LLC, as Administrator under the Compliance Administration Agreement, and its successors in such capacity from time to time.

     "INTEREST COVERAGE RATIO" means the ratio of (i) the sum of Funds from Operation plus Gross Interest Expense to (ii) Gross Interest Expense;

     "NONCOMPLIANCE NOTICE" shall mean a notice from the Independent Administrator as contemplated by Section 11(a) of the Compliance Administration Agreement.

     "RATING AGENCY" shall mean any of Fitch, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"), and, in each case, its respective successors and assigns, or absent a successor to any such Rating Agency, or if such entity shall cease to rate Securities of the First Series, such other nationally recognized statistical rating organization as may be selected by the Company and designated a Rating Agency with respect to the Securities of the First Series. Notwithstanding any provision of the Indenture, if any Rating Agency ceases to exist or to rate Securities of the First Series, the Company may, but shall not be required to, so designate another nationally recognized statistical rating organization as a Rating Agency with respect to the Securities of the First Series.

     "RATING AGENCY CONFIRMATIONS" shall mean written evidence of the ratings on the Securities of the First Series of each of the three Rating Agencies; provided that if any of such Rating Agencies ceases to exist or to rate the Securities of the First Series, "Rating Agency Confirmations" shall mean the written evidence of the ratings on the Securities of the First Series by any remaining Rating Agency or Rating Agencies.

     "RESTRICTED PAYMENT" shall have the meaning set forth in Section 102; and

     "THRESHOLD RATING" shall mean, with respect to the Securities of the First Series, A- in the case of Fitch, A3 in the case of Moody's, and A- in the case of S&P, or, in each case, the equivalent rating if any such Rating Agency shall change its rating designations.

     SECTION 107. SATISFACTION AND DISCHARGE. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of the First Series, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

          (b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal and amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

     SECTION 108. TRUSTEE TO HOLD CLASS A BONDS IN NEW YORK. So long as any Securities of the First Series remain Outstanding, the Trustee shall hold in the State of New York all Class A Bonds delivered to and to be held by it pursuant to Sections 1602 and 1701 of the Indenture; provided that the Trustee may hold such Class A Bonds in another jurisdiction if it receives an Opinion of Counsel to the effect that the perfection and priority of the security interest, if any, created by the last sentence of such Section 1701 will continue in such other jurisdiction and notifies the Company of such change in jurisdiction.

                                  ARTICLE TWO.

                           SECOND SERIES OF SECURITIES

     SECTION 201. The Securities of the Second Series shall be designated Senior Secured Bonds, 61/4% Series due 2009, and shall have the terms provided therefor in this Article Two of this Supplemental Indenture No. 1, shall be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $500,000,000, and shall have such terms as are hereby established for such Securities of the Second Series as contemplated in Article Four and Section 301 of the Original Indenture. The form or forms and additional terms of the Securities of the Second Series shall be established in an Officer's Certificate of the Company, as contemplated by Article Four and
Section 301 of the Original Indenture.

     SECTION 202. COVENANTS.

     So long as any Securities of the Second Series shall remain Outstanding, each of the following shall be an additional covenant of the Company under the
Indenture:

          (a) The Company shall not declare any dividends on its shares of common stock or commit to make any other distribution on its shares of common stock (other than dividends and distributions payable in shares of its common stock), or purchase or redeem any shares of its common stock, other than with the proceeds of additional common stock financing (each such payment or distribution or purchase, a "Restricted Payment"), if and for so long as the average of the Interest Coverage Ratios for the four most recently ended fiscal quarters immediately preceding the date of declaration of any such Restricted

Payment falls below 1.5. The Company shall not declare any cash dividend on shares of its common stock, or otherwise commit to making any other Restricted Payment, unless such dividend or other Restricted Payment is payable within 120 days of the date of declaration or other commitment.

          (b) If the Company receives a Dividend Notice from the Independent Administrator, the Company shall not make any Restricted Payment until such time as the Company has delivered to the Independent Administrator an Exceptions Opinion, a Materiality Certificate, or a Correction Notice (in each case, as such terms are defined in the Compliance Administration Agreement), as contemplated by Section 10(d) of the Compliance Administration Agreement.

          (c) If and for so long as the average of the Interest Coverage Ratios for the four consecutive fiscal quarters immediately preceding any date of determination falls below 1.5, the Company shall initiate a filing for rate relief with the Pennsylvania Public Utility Commission ("PUC") within 90 days, unless the Company is not eligible for such rate relief under applicable law, regulation or orders or policies of the PUC then in effect.

          (d) The Company will not issue additional Securities (other than (i) Securities issued to refund Outstanding Securities, outstanding bonds issued under the PPL 1945 Mortgage, or any other Class A Bonds and (ii) Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 506 or 1306 of the Indenture), unless the Company shall have received Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the issuance of such additional Securities will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the Second Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

          (e) The Company shall not, subject to the requirements of applicable law, regulation and policies of applicable regulatory bodies, engage in any business, either directly or through subsidiaries of the Company, other than its electric transmission and distribution businesses and businesses related to or arising out of the electric transmission and distribution businesses.

          (f) The Company will not consolidate with or merge with or into, or convey or otherwise transfer, or lease, as or substantially as an entirety, its Electric Utility Property to any Person, unless:

               (i) the provisions of Section 1201 of the Indenture are complied with;

               (ii) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Successor Company, as the case may be, is not less than that of the Company immediately prior to the transaction; and

               (iii) the Company shall have received Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the merger, consolidation or other transaction will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the Second Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

          (g) The Company will not acquire tangible electric transmission and distribution assets of any other electric transmission and distribution company having a value in excess of 20% of the total assets of the Company and its consolidated subsidiaries as shown on the Company's most recent audited consolidated balance sheet unless the Company shall have received Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the acquisition will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the Second Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

          (h) After the date of the first authentication of Securities of the Second Series, the Company shall not issue additional Class A Bonds under the PPL 1945 Mortgage except for Class A Bonds (i) to replace mutilated, destroyed, lost or stolen Class A Bonds of the same series or to effect transfers, exchanges, or partial redemptions, payments or retirements of Class A Bonds;
(ii) to be delivered to the Trustee under the Indenture; or (iii) to refund or refinance outstanding Class A Bonds.

          (i) The Securities of the Second Series shall have the benefit of the covenant of the Company contained in Section 707 of the Indenture.

          (j) The Company will comply in all material respects with Articles X and XI of its Amended and Restated Articles of Incorporation and Article IX of its Bylaws, in each case as such documents may be amended from time to time in accordance with the terms thereof.

          (k) The Company will not solicit its affiliates to obtain, or accept from any of its affiliates, any guarantee by such affiliate of any obligation of the Company.

          (l) The Company shall notify the Holders of the Securities of the Second Series of the discharge of the Lien of the Indenture pursuant to Section 1811 of the Original Indenture promptly after the recording of the instruments of discharge executed by the Trustee.

     SECTION 203. RELEASE OF MORTGAGED PROPERTY.

     So long as any Securities of the Second Series shall remain Outstanding, any Officer's Certificate delivered pursuant to Section 1803(c) of the Original Indenture shall also state that (except in any case where a Governmental Authority has lawfully ordered the Company to divest itself of such property) such release is, in the judgment of the signers, desirable in the conduct of the business of the Company.

     SECTION 204. ADDITIONAL CONDITION TO RELEASE DATE.

     So long as any Securities of the Second Series shall remain Outstanding, it shall be a condition to the occurrence of the Release Date under Section 1811 of the Original Indenture, that the Company deliver to the Trustee Rating Agency Confirmations from each applicable Rating Agency, each to the effect that the discharge of the Lien of the Indenture will not result in the reduction or withdrawal of the ratings on the Outstanding Securities of the Second Series below the lower of (x) such Rating Agency's rating on such Outstanding Securities then in effect or (y) such Rating Agency's Threshold Rating.

     SECTION 205. EVENTS OF DEFAULT.

     So long as any Securities of the Second Series shall remain Outstanding, the occurrence and continuation of the following shall be an additional Event of Default under the Indenture: the Trustee shall receive a Noncompliance Notice from the Independent Administrator under the Compliance Administration Agreement, unless and until the Independent Administrator shall have informed the Trustee that such Noncompliance Notice is no longer in effect.

     In the absence of actual receipt of a Noncompliance Notice as provided in this Section 205, nothing herein shall be deemed to charge the Trustee with knowledge of any failure by the Company or the Independent Administrator to comply with the Compliance Administration Agreement, or with any duty to inquire as to the Company's or the Independent Administrator's compliance therewith.

     SECTION 206. DEFINITIONS. For purposes of this Article Two,

     "COMPLIANCE ADMINISTRATION AGREEMENT" shall mean that Compliance Administration Agreement between the Company and Global Securitization Services, LLC, as Independent Administrator as such agreement shall be amended from time to time.

     "CONSOLIDATED NET WORTH" shall mean, with respect to any Person, the excess of such Person's consolidated assets over its consolidated liabilities, determined in accordance with generally accepted accounting principles;

     "DIVIDEND NOTICE" shall mean a notice from the Independent Administrator as contemplated by Section 10(d) of the Compliance Administration Agreement.

     "FUNDS FROM OPERATION" means for any period with respect to the Company and its consolidated subsidiaries, the aggregate amount of consolidated net income of the Company and its consolidated subsidiaries (x) plus deferred income taxes, depreciation and amortization expense, preferred dividends, extraordinary expense items, any non-recurring or non-cash charges to net income (whether or not an extraordinary item) and any expense associated with intangible transition charges, and (y) minus any deferred investment tax credit, any extraordinary revenue items and any income associated with intangible transition charges, all computed in accordance with generally accepted accounting principles in effect on the date of original issue of the Securities of the Second Series;

     "GROSS INTEREST EXPENSE" means for any period, the interest expense on indebtedness of the Company and its consolidated subsidiaries minus any interest expense associated with intangible transition debt;

     "INDEPENDENT ADMINISTRATOR" shall mean, initially, Global Securitization Services, LLC, as Administrator under the Compliance Administration Agreement, and its successors in such capacity from time to time.

     "INTEREST COVERAGE RATIO" means the ratio of (i) the sum of Funds from Operation plus Gross Interest Expense to (ii) Gross Interest Expense;

     "NONCOMPLIANCE NOTICE" shall mean a notice from the Independent Administrator as contemplated by Section 11(a) of the Compliance Administration Agreement.

     "RATING AGENCY" shall mean any of Fitch, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"), and, in each case, its respective successors and assigns, or absent a successor to any such Rating Agency, or if such entity shall cease to rate Securities of the Second Series, such other nationally recognized statistical rating organization as may be selected by the Company and designated a Rating Agency with respect to the Securities of the Second Series. Notwithstanding any provision of the Indenture, if any Rating Agency ceases to exist or to rate Securities of the Second Series, the Company may, but shall not be required to, so designate another nationally recognized statistical rating organization as a Rating Agency with respect to the Securities of the Second Series.

     "RATING AGENCY CONFIRMATIONS" shall mean written evidence of the ratings on the Securities of the Second Series of each of the three Rating Agencies; provided that if any of such Rating Agencies ceases to exist or to rate the Securities of the Second Series, "Rating Agency Confirmations" shall mean the written evidence of the ratings on the Securities of the Second Series by any remaining Rating Agency or Rating Agencies.

     "RESTRICTED PAYMENT" shall have the meaning set forth in Section 202; and

     "THRESHOLD RATING" shall mean, with respect to the Securities of the Second Series, A- in the case of Fitch, A3 in the case of Moody's, and A- in the case of S&P, or, in each case, the equivalent rating if any such Rating Agency shall change its rating designations.

     SECTION 207. SATISFACTION AND DISCHARGE. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of the Second Series, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

          (b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal and amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

     SECTION 208. TRUSTEE TO HOLD CLASS A BONDS IN NEW YORK. So long as any Securities of the Second Series remain Outstanding, the Trustee shall hold in the State of New York all Class A Bonds delivered to and to be held by it pursuant to Sections 1602 and 1701 of the Indenture; provided that the Trustee may hold such Class A Bonds in another jurisdiction if it receives an Opinion of Counsel to the effect that the perfection and priority of the security interest, if any, created by the last sentence of such Section 1701 will continue in such other jurisdiction and notifies the Company of such change in jurisdiction.

                                 ARTICLE THREE.

                            MISCELLANEOUS PROVISIONS

     SECTION 301. This Supplemental Indenture No. 1 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No 1, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute the Indenture.

     SECTION 302. The recitals contained in this Supplemental Indenture No. 1 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                        PPL ELECTRIC UTILITIES CORPORATION


                                        By
                                          -------------------------------------
                                          Name:  James E. Abel
                                          Title: Treasurer

Attest:


-------------------------------------
Assistant Secretary


                                        THE CHASE MANHATTAN BANK


                                        By
                                          -------------------------------------
                                          Name:  Annette M. Marsula
                                          Title: Vice President

Attest:


-------------------------------------

COMMONWEALTH OF PENNSYLVANIA       )
                                   )    ss.:
COUNTY OF LEHIGH                   )


     On this ____ day of August, 2001, before me, a notary public, the undersigned officer, personally appeared James E Abel, who acknowledged himself to be the Treasurer of PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

     In witness whereof, I hereunto set my hand and official seal.



                                          -------------------------------------
                                          Notary Public

STATE OF NEW YORK                  )
                                   )    ss.:
COUNTY OF NEW YORK                 )


     On this ___ day of August, 2001, before me, a notary public, the undersigned officer, personally appeared Annette M. Marsula, who acknowledged herself to be a Vice President of THE CHASE MANHATTAN BANK, a corporation and that she, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

     In witness whereof, I hereunto set my hand and official seal.


                                        By:
                                           -------------------------------------
                                           Notary Public


     The Chase Manhattan Bank, hereby certifies that its precise name and address as Trustee hereunder are:

                            The Chase Manhattan Bank
                          Institutional Trust Services
                        450 West 33rd Street, 15th Floor
                            New York, New York 10001
                    Attn: International/Project Finance Group

                                       THE CHASE MANHATTAN BANK


                                       By:
                                          -------------------------------------
                                          Vice President